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                                                                   EXHIBIT 10.6




                           INDEMNIFICATION AGREEMENT


                 This INDEMNIFICATION AGREEMENT (the "Agreement") is entered into this ___ day of ___________, 1997, by and between AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation ("APP"), and the individuals identified on Exhibit A attached hereto (the "Stockholders"). Unless otherwise defined herein, all capitalized terms shall have the meaning contained in that certain Agreement and Plan of Reorganization and Merger dated ______________, 1997 (the "Merger Agreement") by and among APP, APP Sub and _________________________, a _____________ corporation (the "Company").

                                    RECITALS

                 A. Concurrent with this Agreement, the Company shall enter into the Merger Agreement and the Service Agreement whereby APP shall acquire the assets, and manage the non-medical aspects of, the Company's radiology practice.

                 B. Pursuant to Section ____ of the Merger Agreement, the Stockholders have, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agreed to execute and deliver this Agreement to APP and APP Sub.

                 NOW, THEREFORE, in consideration of the preceding recitals and the covenants and agreements set forth herein, the parties agree as follows:

         1. Indemnification by the Stockholders. Subject to the terms, limitations and conditions of this Agreement, the Stockholders (each an "Indemnifying Party" and collectively, the "Indemnifying Parties"), severally, and not jointly, agree to indemnify, defend and hold APP and its directors, officers, stockholders, employees, agents, attorneys, consultants and Affiliates (each an "Indemnified Party" and collectively, the "Indemnified Parties"), harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (including, without limitation, all costs of experts and all costs incidental to or in connection with any appellate process) (collectively, "Damages") asserted against or incurred by an Indemnified Party arising out of or resulting from:

                 a. a breach of any representation, warranty or covenant of the Company contained in the Merger Agreement (without giving effect to any Material Adverse Effect qualifier contained as part of any such representation or warranty or covenant of the Company contained in the Merger Agreement or in any Disclosure Schedule or certificate delivered thereunder);

                 b. any violation (or alleged violation) by the Company and/or any of its past or present directors, officers, partners, stockholders, employees (including, without limitation, any Physician Employee), agents, attorneys, consultants and Affiliates of any state or federal law governing health care fraud and abuse or prohibition on referral of patients to Persons in which a licensed professional has a financial or other form of interest (including, but not limited to, fraud and abuse in the Medicare and Medicaid Programs) occurring on or before the Closing Date, or any overpayment or obligation (or alleged overpayment or obligation) arising out of or resulting from claims submitted to any Payor on or before the Closing Date; and



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                 c.       any liability under the Securities Act, the Exchange
Act or any other federal or state "blue sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any (i) untrue statement of a material fact in any Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto relating to the Company (including any Company Subsidiary) or NewCo or (ii) failure to state information necessary to make the statements required to be stated therein not misleading, which untrue statement or failure to state information arises or results solely from information provided in writing to APP or its counsel by the Company or such Stockholder or their agents specifically for inclusion in any such Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including, without limitation, schedules, exhibits and certifications delivered by the Company or any of its agents in connection with the Merger Agreement).

                 The provisions contained in Paragraph 2(g) shall not apply to indemnification of claims listed in Exhibit B attached hereto. In addition, notwithstanding anything herein to the contrary, nothing contained in this Agreement shall relieve any of the Stockholders of any liability or limit any liability that he or she may have in the case of fraud in connection with the transactions contemplated by the Merger Agreement.

         2. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                 a. The Indemnified Party shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents) (i) notify each Indemnifying Party of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Parties a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve any Indemnifying Party of its obligations to any Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Parties shall notify the Indemnified Party (x) whether the Indemnifying Parties dispute their potential liability to the Indemnified Party under this Agreement with respect to such Third Party Claim and (y) whether the Indemnifying Parties desire, at the sole cost and expense of each Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                 b. If the Indemnifying Parties notify the Indemnified Party within the Election Period that the Indemnifying Parties elect to assume the defense of the Third Party Claim, then the Indemnifying Parties shall have the right to defend, at their sole cost and expense, with counsel reasonably acceptable to such Indemnified Party or Indemnified Parties, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Parties to a final conclusion or settled at the discretion of the Indemnifying Parties in accordance with this Paragraph 2(b). Except as set forth in Paragraph 2(f) below, the Indemnifying Parties shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Parties (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Parties and not prejudicial to the Indemnifying Parties. If requested by the Indemnifying





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Parties, the Indemnified Party agrees, at the sole cost and expense of the
Indemnifying Parties, to cooperate with the Indemnifying Parties and their counsel in contesting any Third Party Claim that the Indemnifying Parties elect to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Parties pursuant to this Paragraph 2(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Parties and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Parties, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Parties, and upon written notification thereof, the Indemnifying Parties shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Parties shall be prohibited from confessing or settling any criminal allegations brought against the Indemnified Party without the express written consent of the Indemnified Party.

                 c. If the Indemnifying Parties fail to notify the Indemnified Party within the Election Period that the Indemnifying Parties elect to defend the Indemnified Party pursuant to Paragraph 2(b), or if the Indemnifying Parties elect to defend the Indemnified Party pursuant to Paragraph 2(b) but fail diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Parties (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Parties to a final conclusion or settled. The Indemnified Parties shall have full control of such defense and proceedings, provided, however, that the Indemnified Parties may not enter into, without the Indemnifying Parties' consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Parties have delivered a written notice to the Indemnified Party to the effect that the Indemnifying Parties dispute their potential liability to the Indemnified Party under this Agreement and if such dispute is resolved in favor of the Indemnifying Parties, the Indemnifying Parties shall not be required to bear the costs and expenses of the Indemnified Parties' defense pursuant to this Paragraph or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Parties in full for all costs and expenses of such litigation. The Indemnifying Parties may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Paragraph 2(c), and the Indemnifying Parties shall bear their own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Parties have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnified Party, then the Indemnifying Parties may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Parties.

                 d. In the event any Indemnified Party should have a claim against any Indemnifying Parties hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Parties a written notice (the "Indemnity Notice") describing in reasonable detail the nature





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of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Parties do not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Parties dispute such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Parties hereunder. If the Indemnifying Parties have timely disputed such claim, as provided above, such dispute shall be resolved by the procedures set forth in Paragraph 7.

                 e. Payments of all amounts owing by any Indemnifying Party pursuant to this Agreement relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Parties liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Parties pursuant to Paragraph 2(d) shall be made within thirty
(30) days after the later of (i) the expiration of the 60-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Parties liability to the Indemnified Party under this Agreement.

                          (1)     Within five (5) business days following
distribution by APP of a Claim Notice or Indemnity Notice, as the case may be, each Stockholder shall elect the percentage of APP Common Stock he or she desires to allocate (the "Stock Percentage Election") to satisfy any obligation to APP contained in the Claim Notice or Indemnity Notice (the "Indemnification Obligation") and shall submit such Stock Percentage Election in writing to APP at the address listed in Paragraph 8 hereof or any other address requested by APP. Each Stockholder shall be entitled to make a Stock Percentage Election equal to the percentage of APP Common Stock currently subject to such Lock-Up Provisions (as that term is defined below). By way of example, if the percentage of APP Common Stock subject to the Lock-Up Provisions is seventy-five percent (75%) at the time of a Claim Notice or Indemnity Notice, each Stockholder's Stock Percentage Election may equal, but not exceed, seventy-five percent (75%) of the amount of the Indemnification Obligation regardless of the Stock Percentage Elections submitted by the other Stockholders. Failure to submit a complete Stock Percentage Election within the time periods set forth in this Paragraph 2(e) shall be deemed to be an election for such Stockholder to satisfy such Indemnification Obligation with 100% cash.

                 Each Stockholder's Stock Percentage Election shall be an irrevocable election as to such Stockholder of the method of payment of the applicable Indemnification Obligation, and such percentage election between APP Common Stock and cash shall remain constant with respect to the final payment of the Indemnification Obligation. Following each Stockholder's Stock Percentage Election, each Stockholder shall, in APP's sole discretion, either
(i) transfer the Reserved APP Stock (as that term is defined below) to an escrow account (the "Escrow Account") established by APP or (ii) consent to a stop transfer of such APP Common Stock by APP to be either (x) held in the Escrow Account or (y) subject to such stop order, as the case may be, until final payment of the Indemnification Obligation as set forth in Paragraph 2(e)(4).

                 The remaining portion of the Indemnification Obligation not satisfied by the Stock Percentage Election shall be valued in cash, however, the cash portion shall not be transferred to the Escrow Account. By way of example, if the Stock Percentage Election is 75%, the remaining 25% of the Indemnification Obligation shall be paid in cash.

                          (2)     For purposes of this Agreement only and in
order to calculate the actual number of shares of Reserved APP Stock to be held in the Escrow Account or subject the a stop order, the





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value of each share of APP Common Stock transferred to the Escrow Account or be subject to a stop transfer pursuant to the Stock Percentage Election shall be calculated by averaging the daily closing prices for a share of APP Common
Stock for the twenty (20) consecutive trading days on which such shares are actually traded on the Nasdaq National Market (or other national securities exchange or inter-dealer quotation system) preceding the date of the Claim Notice or Indemnity Notice, as the case may be (the "APP Stock Price").

                          (3)     The number of shares to be reserved by the
transfer to the Escrow Account or subject to a stop transfer to satisfy the Indemnification Obligation (the "Reserved APP Stock") shall be calculated by APP according to the following formula:

                                  (i)      Determine the dollar amount of each
Stockholder's proportionate amount of the Indemnification Obligation ("Proportionate Obligation");

                                  (ii)     Multiply the Proportionate
Obligation by the Stock Percentage Election to determine the dollar value of the Stock Percentage Election ("Stock Election Value"); and

                                  (iii)    Divide the Stock Election Value by
the APP Stock Price to determine the Reserved APP Stock.

Except as set forth herein, the Reserved APP Stock shall remain constant until the final payment of any Indemnification Obligation. To determine the amount of cash required to satisfy the Proportionate Obligation, subtract the Stock Election Value from the Proportionate Obligation.

                          (4)     On the final payment date pursuant to this
Paragraph 2(e) (the "Actual Payment Date"), the parties hereto will be notified of the actual dollar amount of the Indemnification Obligation. On the Actual Payment Date, if the amount owing by each Stockholder (1) equals the Proportionate Obligation, then all of the Reserved APP Stock and the cash portion of the Proportionate Obligation shall be transferred to APP, (2) is less than the Proportionate Obligation, then the percentage of the Reserved APP Stock and cash that is required to satisfy the actual Indemnification Obligation shall be determined by multiplying (a) the total amount of the actual Indemnification Obligation applicable to each Stockholder divided by the Proportionate Obligation by the (b) number of shares of Reserved APP Stock for such Stockholder and (c) the amount of cash that would have been required to satisfy his or her Proportionate Obligation, or (3) is greater than the amount of the Proportionate Obligation, then (a) all of the Reserved APP Stock and cash that would have been required to satisfy his or her Proportionate Obligation, plus (b) the amount by which the actual Indemnification Obligation for such Stockholder exceeds the Proportionate Obligation, which additional amount shall be payable by such Stockholder in cash, shall be transferred to APP. By way of example, assume that (i) the amount of the Proportionate Obligation as of the date of the Claim Notice or Indemnity Notice was equal to $100,000, (ii) such Stockholder's Stock Election Percentage was 75%, and (iii) the APP Stock Price was $15.00. The number of shares required to be placed into the Escrow Account or subject to a stop transfer by such Stockholder would be 5,000 shares of APP Common Stock ($100,000 X 75%/$15.00). If the actual Indemnification Obligation was (1) $100,000, then all of the Reserved APP Stock, regardless of the then-current trading price of the APP Common Stock, plus $25,000 cash would be required to be transferred to APP, (2) $50,000, which is 50% of the Proportionate Obligation, then 50% of the Reserved APP Stock held in the Escrow Account or subject to a stop transfer (5,000 shares X 50%), or 2,500 shares, regardless of the then-current trading price of APP Common Stock, plus $12,500 cash would be required to be transferred to APP, or
(3) $150,000, then all of the Reserved APP Stock held in the Escrow Account or subject to a stop transfer, regardless of the then-current trading price of APP Common Stock, $25,000 cash, plus an





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additional $50,000 cash (the difference between the actual Indemnification
Obligation and the Proportionate Obligation) would be required to be transferred to APP.

All payments of cash in satisfaction of the actual Indemnification Obligation pursuant to this Indemnification Agreement shall be made to APP by cashier's check.

                          (5)     Notwithstanding any provision contained
herein to the contrary, (1) each Stockholder shall be entitled to transfer to APP shares of APP Common Stock held by such Stockholder which are subject to the Lock-Up Provisions contained in Paragraph 1 of the Stockholder Representation Letter ("Lock-Up Provisions") and (2) the provisions of Paragraphs 2(e)(1) through (5) shall have no further force or effect, and shall not apply in any manner whatsoever, with respect to any Claim Notice or Indemnity Notice which is given subsequent to the earlier of (x) the termination of the Lock-Up Provisions or (y) the end of the two (2) year period following the Effective Date.

                 f. The Indemnifying Parties shall provide the Indemnified Party with written notice of any firm offer that is made to settle or compromise a Third Party Claim against an Indemnified Party. If a firm offer is made to settle such a claim solely by the payment of money damages and the Indemnifying Parties notify the Indemnified Party in writing that the Indemnifying Parties agree to such settlement, but the Indemnified Party elects not to accept and agree to it, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the total maximum liability of the Indemnifying Parties to indemnify or otherwise reimburse the Indemnified Party hereunder with respect to such a claim shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and reasonable expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnifying Parties desired to accept such settlement.

                 g. Notwithstanding anything contained in this Agreement or the Merger Agreement to the contrary, the Indemnifying Parties in the aggregate (i) shall have no obligation hereunder to provide indemnification for the first $100,000 of Damages (without counting Immaterial Claims as defined below), and (ii) in no event shall the Indemnifying Parties have any liability hereunder with respect to any singular incident or a fact involving a breach or inaccuracy of the Company if the Damages from such claim are equal to or less than $7,500 ("Immaterial Claims"). Notwithstanding anything to the contrary contained herein or in the Merger Agreement, the obligations of each Stockholder hereunder shall not exceed fifty percent (50%) of the aggregate value of the Merger Consideration or Exchange Consideration, as the case may be, paid to such Stockholder pursuant to any Related Acquisition on the Closing Date.

         3.      Intentionally Omitted.

         4. Remedies Exclusive. The remedies provided in this Agreement are the exclusive rights or remedies available to one party against the other arising out of or with respect to the Merger Agreement, either at law or in equity, except in the case of fraud.

         5. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement or (b) proving that another party breached any of the terms of this Agreement.

         6. Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by





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the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds, and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

         7.      Dispute Resolution.

                 a. Arbitration. The parties hereto agree that any claim, controversy, dispute or disagreement between or among any of the parties arising out of or relating to this Agreement shall be governed exclusively by the terms and provisions of this Paragraph 7; provided, however, that within ten (10) days from the date any party gives notice to the others of its desire to seek arbitration as provided in Paragraph 7(b) and prior to commencing an arbitration procedure pursuant to this Paragraph 7, the parties shall meet to discuss and consider alternative dispute resolution procedures other than arbitration including, but not limited to Judicial Arbitration & Mediation Services, Inc., if applicable. If at any time prior to the rendering of the decision by the arbitrator (or pursuant to such other alternative dispute resolution procedure) as contemplated in this Paragraph 7 to the extent a party makes a written offer to an opposing party proposing a settlement of the matter(s) at issue and such offer is rejected, then the party rejecting such offer shall be obligated to pay the costs and expenses (excluding the amount of the award granted under the decision) of the party that offered the settlement from the date such offer was received by such other party if the decision is for a dollar amount that is less than the amount of such offer to settle. Notwithstanding the foregoing, the terms and provisions of this Paragraph 7 shall not preclude any party hereto from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary injunction or other equitable relief for any breach of (i) any noncompetition or confidentiality covenant or (ii) any duty, obligation, covenant, representation or warranty, the breach of which may cause irreparable harm or damage.

                 b. Arbitrators. In the event there is a claim, controversy, dispute or disagreement among the parties hereto arising out of or relating to this Agreement (including any claim based on or arising from an alleged tort) and the parties hereto have not reached agreement regarding an alternative to arbitration, the parties agree to select, within 30 days of notice by a party to the other of its desire to seek arbitration under this Paragraph 7 one (1) arbitrator mutually acceptable to the Company and the Stockholders to hear and decide all such claims under this Paragraph 7. Each of the arbitrators proposed shall be impartial and independent of all parties. If the parties cannot agree on the selection of an arbitrator within said 30-day period, then any party may in writing request the judge of the United States District Court for the _____________ District of __________ senior in term of service to appoint the arbitrator and, subject to this Paragraph 7, such arbitrator shall hear all arbitration matters arising under this Paragraph 7.

                 c.       Applicable Rules.

                          (1)     Each arbitration hearing shall be held at a
place in _____________ acceptable to the arbitrator. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms hereof; provided, however, that if the parties hereto agree to an alternative to arbitration they may agree to an alternative set of rules, including as to rules of evidence and procedure. The decision of the arbitrator shall be reduced to writing and shall be binding on the parties and such decision shall contain a concise statement of the reasons in support of such decision. Judgment upon the award(s) rendered by the arbitrator may be entered and execution had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The charges and expenses of the arbitrator shall be shared equally by the parties to the hearing.





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                          (2)     The arbitration shall commence within ten
(10) days after the arbitrator is selected in accordance with the provisions of this Paragraph 7. In fulfilling his duties with respect to determining the amount of any loss, the arbitrator may consider such matters as, in the opinion of the arbitrator, are necessary or helpful to make a proper valuation. The arbitrator may consult with and engage disinterested third parties to advise the arbitrator. The arbitrator shall not add any interest factor reflecting the time value of money to the amount of any loss and shall not award any punitive damages.

                          (3)     If the arbitrator selected hereunder should
die, resign or be unable to perform his or her duties hereunder, the parties, or such senior judge (or such judge's successor) in the event the parties cannot agree, shall select a replacement arbitrator. The procedure set forth in this Paragraph 7 for selecting the arbitrator shall be followed from time to time as necessary.

                          (4)     As to any determination of the amount of any
loss, or as to the resolution of any other claim, controversy, dispute or disagreement, that under the terms hereof is made subject to arbitration, no lawsuit based on such claimed loss or such resolution shall be instituted by the parties hereto, other than to compel arbitration proceedings or enforce the award of the arbitrator, except as otherwise provided in Paragraph 7.

                          (5)     All privileges under [state] and federal law,
including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying [state] law.

         8.      Miscellaneous.

                 a. Amendment; Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the party or parties making any such waiver. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

                 b. Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto.

                 c. Parties in Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

                 d. Entire Agreement. This Agreement, the Merger Agreement and any agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                 e. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added





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automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                 f. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF ______________.

                 g. Captions. The captions contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

                 h. Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

                 i. Reference to Agreement. Use of the words "herein," "hereof," "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Paragraph or provision of this Agreement, unless otherwise noted.

                 j. Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                 If to APP:              American Physician Partners, Inc.
                                         901 Main Street
                                         2301 NationsBank Plaza
                                         Dallas, Texas  75202
                                         Fax No.: (214) 761-3150
                                         Attn:  Gregory L. Solomon, President

                 with a copy to:   Brobeck, Phleger & Harrison LLP
                                         4675 MacArthur Court, Suite 1000
                                         Newport Beach, California  92660
                                         Fax No.: (714) 752-7522
                                         Attn: Richard A. Fink

                 If to the Stockholders: See Exhibit A

                 k. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 l. Survival. Any and all claims for indemnification asserted in writing before the expiration of the applicable survival periods specified in Section __ of the Merger Agreement shall survive until resolved.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                       APP:

                                       AMERICAN PHYSICIAN PARTNERS, INC.



                                       By:_____________________________
                                          Gregory L. Solomon, President



                                       STOCKHOLDERS:

                                       [Separate pages to be attached]

                                   Exhibit A

                              List of Stockholders

                                   Exhibit B

                               List of Exceptions


          APP and the Company shall mutually agree upon certain exceptions to Paragraph 2(g) including, without limitation, pending litigation and claims and existing violations of law.





                                      B-1